UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): September 29, 2004

Z-Tel Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-28467 (Commission File Number)	59-3501119 (I.R.S. Employer Identification Number)

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Business and Operations

Item 1.01      Entry into a Material Definitive Agreement

On September 29, 2004 we signed an agreement with SipStorm, Inc., a company formed by our former Chief Executive officer, D. Gregory Smith, and former Chief Technology Officer, Charles McDonough. Under this agreement we have transferred selected hardware, software and intellectual property rights to SipStorm. These non-core assets are mainly related to our next generation PVA enhanced services. SipStorm will continue development of these applications and will provide us with access to developed product over the course of the next 15 months. Relative to the purchase, SipStorm has assumed responsibility for certain accounts payable, future maintenance payments and provided a promissory note in the amount of $3 million. The promissory note is secured by shares of our preferred stock held by Messrs. Smith and McDonough. The agreement is attached as Exhibit 99.1 to this Form 8-K

SIGNATURE

Section 2 – Financial Information

Item 2.01     Completion of Acquisition or Disposition of Assets

     See item 1.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 5, 2004.

Z-TEL TECHNOLOGIES, INC.
BY: /s/ Horace J. Davis, III
Name:	Horace J. Davis, III
Title:	Acting Chief Executive Officer

A signed original of this Form 8-K has been provided to Z-Tel Technologies, Inc. and will be retained by Z-Tel Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.